UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2017

THE KEYW HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34891 (Commission File Number)	27-1594952 (IRS Employer Identification No.)

7740 Milestone Parkway, Suite 400
Hanover, Maryland 21076
(Address of principal executive offices) (Zip Code)

(443) 733-1600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

The Audit Committee (the “Audit Committee”) of the Board of Directors of The KEYW Holding Corporation (the “Company”) has performed an evaluation of independent registered public accounting firms. As a result of this process, on March 17, 2017,the Audit Committee approved the dismissal of Grant Thornton LLP (“Grant”) as the Company’s independent registered public accounting firm. On March 23, 2017, the Company informed Grant that it was being dismissed as the Company’s independent registered public accounting firm based on the Audit Committee’s decision. The Company anticipates engaging another independent registered public accounting firm during the next few weeks.

The reports of Grant on the Company’s consolidated financial statements for the two most recent fiscal years ended December 31, 2015 and December 31, 2016 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s two most recent fiscal years ended December 31, 2015 and December 31, 2016, and during the subsequent interim period preceding Grant’s dismissal, there were: (i) no disagreements with Grant on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Grant would have caused Grant to make reference to the subject matter of the disagreements in connection with its reports, and (ii) no reportable events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K except to note that management identified material weaknesses, (i) for the year ended December 31, 2015, in controls related to (a) the preparation or review of the long-term forecasts and related assumptions, data and calculations used in annual good will impairment tests and for the maintenance of related documentation, (b) identifying and correcting inventory errors in a timely manner and (c) properly evaluating, and accounting for, complex or unusual revenue arrangements and applying the appropriate revenue recognition guidance in accordance with GAAP; and (ii) for the year ended December 31, 2016, the matter described in the preceding clause (i)(c). The material weaknesses identified in clauses (i)(a) and (i)(b) above were remediated as of December 31, 2016.

Grant discussed each of these matters with the Audit Committee, and Grant has been authorized to fully respond to the inquiries regarding these matters of the successor independent registered public accounting firm when engaged by the Company.

The Company provided Grant with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that Grant furnish the Company with a letter addressed to the SEC stating whether or not Grant agrees with the above statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KEYW HOLDING CORPORATION
(Registrant)

/s/ Michael J. Alber
DATE: March 23, 2017	Michael J. Alber
Executive Vice President and Chief Financial Officer